UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 28, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On May 28, 2014, the Board of Directors (the “Board”) of Voya Financial, Inc. (the “Company”) elected Jane P. Chwick and Deborah C. Wright as directors of the Board.

Ms. Chwick is the retired Co-Chief Operating Officer for technology for The Goldman Sachs Group, Inc., where she was employed in increasingly senior positions from 1983 until 2013.

Ms. Wright is currently the Chairman and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank, positions she has held since 2005 and 1999, respectively.

The Board has determined that each of Ms. Chwick and Ms. Wright is an independent director under the New York Stock Exchange listing standards.

Ms. Chwick and Ms. Wright will receive compensation as non-employee directors as described on page 40 of the Company’s Amendment No. 1 to Form 10-K filed with the Securities and Exchange Commission on April 30, 2014.

The Board appointed Ms. Chwick to the Compensation and Benefits Committee, the Finance Committee and the Related Party Transaction Committee.

The Board appointed Ms. Wright to the Audit Committee and the Nominating and Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ HARRIS OLINER
	Name:	Harris Oliner
	Title:	Senior Vice President and Corporate Secretary

Date: May 30, 2014